Exhibit 10.1

AMENDED AND RESTATED PROMISSORY NOTE

$45,000,000.00	Dallas, Texas	February 27, 2014

FOR VALUE RECEIVED, the undersigned (“Borrowers”), hereby promise to pay to KEYBANK NATIONAL ASSOCIATION, a national banking association, or registered assigns (“Lender”), in accordance with the provisions of the Agreement (as hereinafter defined), the principal amount of each Loan from time to time made by the Lender to Borrowers under that certain Credit Agreement, dated as of August 19, 2013 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among Borrowers, the lenders from time to time party thereto, and KeyBank National Association, as Administrative Agent.

Borrowers promise to pay interest on the unpaid principal amount of each Loan from the date of such Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Agreement. All payments of principal and interest shall be made to Agent for the account of the Lender in Dollars in immediately available funds at the Administrative Agent’s Office. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.

This Note is one of the Notes referred to in the Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. This Note is secured by the Collateral. Upon the occurrence and continuation of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement. Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Note and endorse thereon the date, amount and maturity of its Loans and payments with respect thereto.

Each Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Note.

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF OHIO.

THIS NOTE IS A RENEWAL AND INCREASE, AS WELL AS AN AMENDMENT AND RESTATEMENT, BUT NOT AN EXTINGUISHMENT, OF THAT CERTAIN PROMISSORY NOTE DATED AS OF AUGUST 19, 2013, IN THE ORIGINAL PRINCIPAL AMOUNT OF $30,000,000.00 EXECUTED BY MAKER AND PAYABLE TO KEYBANK NATIONAL ASSOCIATION.

BORROWERS:

CHP PARTNERS, LP, a Delaware limited partnership

By:	CHP GP, LLC, a Delaware limited liability company, General Partner

	By:	CNL Healthcare Properties, Inc., a Maryland corporation, Sole Member

		By:	/s/ Joshua J. Taube
Joshua J. Taube, Senior Vice President

CNL HEALTHCARE PROPERTIES, INC., a Maryland corporation

By:	/s/ Joshua J. Taube
Joshua J. Taube, Senior Vice President

Applicable Florida documentary stamp tax has been or will be paid in connection with the execution and delivery of this Promissory Note and or the recordation of the Mortgage (as modified or amended from time to time) which secures this Promissory Note among the Public Records of Broward County, Florida.

AMENDED AND RESTATED PROMISSORY NOTE #4487894	Page 2